UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2024
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Patterson-UTI Energy, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N., Suite 800, Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 281-765-7100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, James M. Holcomb entered into a letter agreement with Patterson-UTI Energy, Inc. (the “Company”, and such agreement, the “Holcomb Agreement”). Pursuant to the Holcomb Agreement, Mr. Holcomb will continue in his role as Executive Vice President and Chief Business Officer of the Company until (i) December 31, 2026 (if Mr. Holcomb so elects and provides at least three months’ prior notice to the Company), or (ii) December 31, 2027 (as applicable, the “Transition Date”). From the Transition Date through September 30, 2030, Mr. Holcomb has agreed to serve as a non-executive advisor, providing transition and advisory services as and when reasonably requested by the Company’s Chief Executive Officer or his designee. During such advisory period, Mr. Holcomb will receive a reduced base salary at 55% of the level in effect on the Transition Date but will receive no further bonuses or grants under the Company’s cash or equity-based incentive programs.

The Holcomb Agreement further provides that Mr. Holcomb will no longer have “good reason” to terminate his employment with the Company due to the changes in his authority, duties or responsibilities as a result of the Company’s merger with NexTier Oilfield Solutions Inc. Mr. Holcomb will not be entitled to any severance payments and benefits upon his termination of employment on September 30, 2030, and if Mr. Holcomb voluntarily resigns prior to September 30, 2030, he will not be eligible for any benefits under the Patterson-UTI Energy, Inc. Qualified Retiree Program or accelerated vesting of any performance-based equity awards on account of a termination of employment due to retirement.

The foregoing description of the Holcomb Agreement is qualified in its entirety by reference to the full text of the Holcomb Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 27, 2024, by and between Patterson-UTI Energy, Inc. and James M. Holcomb.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

September 3, 2024	By:	/s/ Seth D. Wexler
Name: Seth D. Wexler
Title: Executive Vice President, General Counsel and Secretary